Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of March 15, 2024, by and between Third Coast Bank, a Texas banking association (the “Bank”), and R. John McWhorter (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Employment Agreement (as defined below).

WHEREAS, the Bank and Executive are parties to that certain Employment Agreement, dated as of June 23, 2020 (the “Employment Agreement”); and

WHEREAS, the Bank and Executive desire to amend the Employment Agreement to increase the amount of cash severance that Executive will be entitled to receive upon Executive’s termination of employment by the Bank without Cause or resignation for Good Reason within six (6) months prior to, or twelve (12) months following, a Change of Control, in each case subject to the terms and conditions set forth in the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to amend the Employment Agreement as follows:

1.
Amendment. Section 5.4(a)(i) of the Employment Agreement is hereby amended to insert “2.5 times” in place of “2 times”.
2.
Effect of Amendment. This Amendment shall only serve to amend and modify the Employment Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Employment Agreement, which are not specifically modified, amended and/or waived herein, shall remain in full force and effect and shall not be altered by any provisions herein contained.
3.
Miscellaneous. This Amendment may be executed in one or more counterparts, each of which when executed and delivered shall be deemed to be an original and all counterparts taken together shall constitute one and the same instrument. This Amendment and the Employment Agreement (as amended hereby) constitute the entire understanding of the parties hereto with respect to the subject matter hereof, and any and all prior agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, except for the Employment Agreement (as amended hereby), are superseded by this Amendment. Any provision of this Amendment that is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

THIRD COAST BANK

By: /s/ Bart O. Caraway _

Name: Bart O. Caraway

Title: Chairman, President and Chief Executive Officer

/s/ R. John McWhorter ___
R. John McWhorter

[Signature Page to Amendment to Employment Agreement]